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                                                                 EXHIBIT 10.69

GMMS 1012-5                                               [CHEVROLET GEO LOGO]
USA 11-95
CHEV 05/31/94                    CHEVROLET-GEO
                       DEALER SALES AND SERVICE AGREEMENT

In reliance upon the Agreement by the parties to fulfill their respective commitments, this Agreement, effective NOVEMBER 01, 1995, is entered into by General Motors Corporation, Chevrolet Motor Division ("Chevrolet"), a Delaware Corporation and

GRINDSTAFF CHEVROLET, INC.
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                                Dealer Firm Name

/X/  TENNESSEE corporation, incorporated on JULY 07, 1987;

/ /  proprietorship;

/ /  partnership;

/ /  other - specify
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doing business at 2256 W ELK AVE
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                  ELIZABETHTON, TENNESSEE 3-7643-3828               ("Dealer").
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                          OVERVIEW AND PURPOSE OF THE
                CHEVROLET-GEO DEALER SALES AND SERVICE AGREEMENT

The principle purposes of this Agreement are to:

A. Authorize the Dealer to sell and service Chevrolet and Geo products and to represent itself as a Chevrolet-Geo Dealer.

B. Provide a framework within which Dealer and Chevrolet may accomplish their mutual objectives.

C. Provide a means whereby Chevrolet and Dealer may identify specific sales, CSI, facility and other requirements by which Dealer's performance under this Agreement may be evaluated.

D. Identify other commitments, rights and responsibilities of Chevrolet and Dealer.

Achieving Chevrolet's vision of market leadership while exceeding customer expectations in selling and serving Chevrolet and Geo products is dependent in a large part upon the maintenance of a quality network of authorized Dealers. Since Dealer represents Chevrolet and Geo to the public, it is fundamental to the success of Chevrolet that Dealer maintain its operations facilities and business methods in a manner which will support the Chevrolet-Geo Dealer Agreement. Chevrolet will conduct its operations and provide assistance, as practicable within the scope and terms of this Agreement, to assist Dealer to accomplish the requirements of this Agreement and the Chevrolet vision. Chevrolet will from time to time provide instructions, programs, requirements and suggestions developed in accordance with this Agreement to both supplement the Agreement and assist Dealer and Dealer network.

Chevrolet's vision is to be . . . America's automotive leader . . . providing Total Customer Enthusiasm through:

     -    Empowered people,
     -    Exceptional products,
     -    Excellent purchase and ownership experience,

providing outstanding value and a superior return on investment for all stakeholders.
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                               TERM OF AGREEMENT

First
This agreement shall expire on OCTOBER 31, 2000 or ninety days after the death
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or incapacity of a Dealer operator or Dealer owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with Chevrolet at the expiration date if Chevrolet determines Dealer has fulfilled its obligations under this agreement. Dealer will be provided notice of possible nonrenewal of the agreement in accordance with
Article 13.2 of the standard provisions in order that Dealer may correct any failure or breach of the Dealer Agreement prior to its expiration or nonrenewal. If the breach of the agreement or failure to perform the conditions of the agreement is corrected to the satisfaction of Chevrolet, a replacement agreement will be offered at the appropriate time.

                              STANDARD PROVISIONS

Second
The "Standard Provisions" (Form GMMS-1013) are incorporated as part of this agreement.

                                DEALER OPERATOR

Third
Dealer agrees that the following Dealer operator will provide personal services in accordance with Article Two of the Standard Provisions:


     STEVEN E. GRINDSTAFF
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Fourth

Chevrolet and dealers recognize that the decisions made by Chevrolet Motor Division directly impact the business and livelihood of its Dealer Body as well as the ultimate satisfaction of its customers. Chevrolet, in accord with members representing the Chevrolet dealer body, seek to enhance its decision making process by establishing certain methods for the inclusion of the collective Dealer Body input in all areas directly affecting our mutual business concerns. The forum for this is generally provided through three principle processes: The National Dealer Council, The National Dealer Council Work Teams, and The Partnership Council.

A.   NATIONAL DEALER COUNCIL

     The purpose of the National Dealer Council is to establish a forum for Chevrolet and its dealers to partner in determining Chevrolet's future direction and strategies. Council members will participate in work teams and other joint policy-making groups affecting our business. Much progress has been made as a result of the National Dealer Council involvement, and Chevrolet is committed to ensuring that this avenue continues.

- The National Dealer Council will consist of elected Chevrolet dealer representatives from each Zone and serve a three year term. A dealer operator must have at least three years experience as a Chevrolet dealer and be involved in the day to day operations of the dealership business in order to qualify for election.

- Council representatives will communicate with the dealer body in the Zone they are representing by providing feedback on dealer council activities and informing the Dealer Council and Chevrolet of dealer body concerns.

- Dealer Council formally convenes up to three times a year. Individual Council members may be asked to attend additional meeting throughout the year in connection with their team assignments. Dealer Council members will serve on work teams and participate in the decision making process with Chevrolet Motor Division.

- Any training deemed necessary by the National Dealer Council to assist in fulfilling their responsibilities will be provided by Chevrolet.

B.   NATIONAL DEALER COUNCIL WORK TEAMS

     National Dealer Council representatives, Chevrolet/GM management, and Chevrolet Dealers will serve jointly on work teams which are created to focus on issues of mutual concern to dealers and Chevrolet. The work teams will utilize the consensus decision making process to achieve a best value decision depending on the defined role of each group and the requirements of each issue under consideration.

- Work teams will cover areas such as: Dealer Organization, Education and Training, Product, Service/Parts, Distribution, Sales/Financial, Marketing, and Total Customer Enthusiasm. The National Dealer Council and Chevrolet may establish, change or discontinue teams as deemed necessary.

- Dealers may serve on a work team for up to a three year term. Meetings will take place on an as needed basis through phone conversations, fax system, or in person.

C.   PARTNERSHIP COUNCIL

     The responsibility of the Partnership Council is to coordinate work team structures and activities of the National Dealer Council. The Partnership Council is comprised of an equal number of Chevrolet Dealer Council members and Chevrolet representatives which operate as a policy making body. The Partnership Council will also address issues from the National Dealer Council and inform the necessary work teams as needed.
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                                  SALES REVIEW

Fifth
The decision by Chevrolet to enter this agreement is based, in part, on Dealer's commitment to effectively sell and promote the purchase, lease and use of Chevrolet and Geo vehicles by consumers in Dealer's area of primary responsibility. At least once each year, Chevrolet will provide Dealer a written report on Dealer sales performance. The report will compare the Dealer's retail sales to available retail market opportunity, by segment in the Dealer's area of primary responsibility or area of geographic sales and service advantage, whichever is applicable to determine the Dealer's sales performances.

Chevrolet will provide a written explanation of the sales review process to Dealer, in order that Dealer may make business and marketing plans to take full advantage of the market opportunity in Dealer's area of primary responsibility and that Dealer may meet the requirements of Article 5 of the Standard Provisions.

Any material change to the process will be determined in accordance with Paragraph Fourth of the agreement.

              SERVICE AND CUSTOMER SATISFACTION PERFORMANCE REVIEW

Sixth
Chevrolet at least once annually will review the service and customer satisfaction performance of Dealer in a written report or reports. The reports will be based primarily on customer responses to owner survey questions. Chevrolet will periodically provide this information so that Dealer may make business plans to correct any deficiencies and fulfill its obligations under this agreement. The service and customer satisfaction review process is currently under review. Any material change to the process will be determined in accordance with Paragraph Fourth of this agreement.


                    DEALERSHIP EQUIPMENT, TOOLS AND SOFTWARE

Seventh

a) Communication Equipment:

To improve Dealer and Chevrolet communications and customer satisfaction, Dealer will install, maintain and use such communications equipment as is designated by Chevrolet in accordance with Article 4.4.5 of the additional provisions. Currently the following items are among those required by the terms of the Dealer Agreement:

     - GM Dealer Communication System (DCS)
     - GM PULSAT Network

b) Tools and Equipment:

Dealer and Chevrolet acknowledge that a properly equipped dealership promotes customer satisfaction and the sale of Chevrolet and Geo products. Chevrolet agrees to provide Dealer with lists of those tools and equipment that Chevrolet regards as essential in accordance with Article 7.2.4 of the Standard Provisions. Dealer agrees that it will acquire and use essential tools and equipment identified by Chevrolet.

c) New Tool Requirements:

Decisions on additional equipment, tool and communication requirements will be determined in accordance with Paragraph Fourth of the agreement.


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GMMS 1012-5
USA 11-95
CHEV 05/31/94

Seventh

d)   Software:

From time to time during the term of this Agreement, GM will make available to Dealer certain information, data, software or firmware ("software") electronically, incorporated into tools or other products or by other means. This Software may be owned outright by GM, or jointly with, or wholly by, a GM affiliated company or authorized supplier. Dealer agrees to limit its use of the Software to Dealership Operations and comply with any other restrictions on its use.

                                    TRAINING

Eighth

Chevrolet will from time to time provide training which Chevrolet believes will enhance Dealers ability to meet the requirements of the Dealer Agreement. Dealer will, to the extent practicable, participate in that training. Further, Chevrolet will on occasion designate certain training that will be required in accordance with Article 8 of the additional provisions. Dealer agrees that it will participate in any training so designated. Decisions on training requirements will be determined in accordance with Paragraph Fourth of this agreement.

                  DEALER IDENTIFICATION, IMAGE AND FACILITIES

Ninth

Dealer and Chevrolet recognize that the appearance, signs, environment and quality of Dealer's facility have significant impact on both Chevrolet and Geo products and Dealer. Dealer, therefore, agrees that its dealership premises will be properly equipped and maintained, and that the interior and exterior retail environment and signs will comply with reasonable requirements Chevrolet will establish to promote and preserve the image of Chevrolet and its Dealers. Decisions on any material changes to the image, sign and/or dealership facility requirements will be determined in accordance with Paragraph Fourth of this agreement.

                               DISPUTE RESOLUTION

Tenth

Chevrolet recognizes that the mutual respect, trust and confidence which have been the cornerstones of Chevrolet-Dealer relations are essential to accomplishing the objectives of this Agreement. While the relationship between Chevrolet and Dealer is a very positive one, Chevrolet recognizes that from time to time there may be disagreements between Chevrolet and Dealer concerning rights and obligations arising under this Dealer Agreement. It is contemplated that most disagreements that may arise between Dealer and Chevrolet will be resolved through discussion between Dealer and Chevrolet field management. In fact, Dealer is strongly encouraged to discuss and to resolve any differences through the local field office, the Chevrolet entity most familiar with Dealer and its operations. However, in those instances where a disagreement between Dealer and Chevrolet cannot be resolved, Dealer may choose to seek review through the Dispute Resolution Process, which provides for senior sales management review and Binding Arbitration. This process is always voluntary on the part of Dealer and is voluntary on the part of Chevrolet except as provided in the details of the Dispute Resolution Process as set forth in a separate booklet (GMMS-1019).

                       BUSINESS MANAGEMENT RESPONSIBILITY

Eleventh

If Dealer is an authorized Dealer for more than one division of General Motors, Chevrolet will be primarily responsible for administering the provisions of the Dealer Agreements relating to the Dealer Statement of Ownership, dealership location and premises addendum and capital standard addendum. Chevrolet will execute or extend those documents for all divisions.
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                  EXECUTION OF AGREEMENT AND RELATED DOCUMENTS


Twelfth
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This agreement and related agreements are valid only if signed:

     (a) on behalf of Dealer by its duly authorized representative and, in the case of this agreement, by its Dealer operator; and

     (b) this Agreement as set forth below, on behalf of Chevrolet by its General Sales and Service Manager and his authorized representative. All related agreements will be executed by the General Sales and Service Manager or his authorized representative.


Thirteenth
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The following agreements and understandings are hereby incorporated into this agreement:

          EXCESSIVE FACILITY/RENT FACTOR
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And all existing addenda (other than Successor Addendum) relating to Dealer
Statement of Ownership, Dealer Location and Premises Addendum, Capital Standard Addendum, Areas of Primary Responsibility, Motor Vehicle Addendum and Multiple Dealer Operator Addendum, if applicable, which have not been re-executed at the time of this agreement.


     GRINDSTAFF CHEVROLET, INC.
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                                Dealer Firm Name


                                                     Chevrolet Motor Division
                                                    GENERAL MOTORS CORPORATION


By /s/ Steven E. Grindstaff   7/2/95       By /s/ [Illegible Signature]
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   Dealer Operator             Date           General Sales and Service Manager
       Steven E. Grindstaff


By                                         By /s/ D. S. Graham          11/1/95
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   Dealer Operator             Date        Authorized Representative       Date
                                                  D. S. Graham